Exhibit 99.1

PRESS RELEASE

SEACOR MARINE ANNOUNCES CHANGES TO BOARD OF DIRECTORS

Houston, Texas

April 28, 2021

FOR IMMEDIATE RELEASE - SEACOR Marine Holdings Inc. (NYSE:SMHI) (the “Company” or “SEACOR Marine”), a leading provider of marine and support transportation services to offshore energy facilities worldwide, announced that directors Charles Fabrikant and Robert (Bob) D. Abendschein will not stand for re-election at the Company’s upcoming Annual Meeting of Stockholders on June 8, 2021.

“On behalf of every employee at SEACOR Marine, I thank Charles for his vision, passion, and support in founding SEACOR Marine and nurturing its development over many years,” said John Gellert, the Company’s Chief Executive Officer. “On a personal level, Charles was instrumental in my career development and I deeply appreciate the confidence and trust he vested in me. I wish him well in his life’s next chapter. I also want to thank Bob, whose expert support and guidance has been invaluable to the management team and the Board. We have all benefited from his industry knowledge and strategic insights, and we wish him well.”

Mr. Fabrikant commented, “SEACOR Marine is in good hands and I look forward to continuing to support John and the team.”

Mr. Fabrikant, age 76, was founder and chief executive officer of SEACOR Marine’s offshore marine services business since its inception in 1989 until the spin-off of SEACOR Marine from SEACOR Holdings Inc. on June 1, 2017, at which time Mr. Fabrikant continued to serve as Non-Executive Chairman of the Board. Mr. Abendschein, age 59, has served on the Board of Directors since April 27, 2018.

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SEACOR Marine provides global marine and support transportation services to offshore energy facilities worldwide. SEACOR Marine and its joint ventures operate a diverse fleet of offshore support and specialty vessels that deliver cargo and personnel to offshore installations; handle anchors and mooring equipment required to tether rigs to the seabed; tow rigs and assist in placing them on location and moving them between regions; provide construction, well workover and decommissioning support; and carry and launch equipment used underwater in drilling and well installation, maintenance and repair. Additionally, SEACOR Marine’s vessels provide accommodations for technicians and specialists, safety support and emergency response services.

Certain statements discussed in this release as well as in other reports, materials and oral statements that the Company releases from time to time to the public constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “believe,” “plan,” “target,” “forecast” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements concern management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters. Forward-looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those anticipated or expected by the management of the Company. These statements are not guarantees of future performance and actual events or results may differ significantly from these statements. Actual events or results are subject to significant known and unknown risks, uncertainties and other important factors, many of which are beyond the Company’s control and are described in the Company’s filings with the SEC. It should be understood that it is not possible to predict or identify all such factors. Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, except as required by law. It is advisable, however, to consult any further disclosures the Company makes on related subjects in its filings with the Securities and Exchange Commission, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (if any). These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

Please visit SEACOR Marine’s website at www.seacormarine.com for additional information.

For all other requests, contact InvestorRelations@seacormarine.com

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